                                                                      EXHIBIT 21

                                  VARIAN, INC.
                         SUBSIDIARIES OF THE REGISTRANT
                                FISCAL YEAR 2000


                                                   STATE OR OTHER JURISDICTION
SUBSIDIARY                                      OF INCORPORATION OR ORGANIZATION

Chrompack, Inc.                                             New Jersey
Chrompack Onroerend Goed B.V.                               The Netherlands
Intralab Instrumentacao Analitica Limitada                  Brazil
Vankel Technology Group, Inc.                               Delaware
Varian (Shanghai) International Trading Co. Ltd.            China
Varian A.G.                                                 Switzerland
Varian AB                                                   Sweden
Varian Argentina, Ltd.                                      Delaware
Varian Australia Pty. Ltd.                                  Australia
Varian Australia, LLC                                       Delaware
Varian B.V.                                                 The Netherlands
Varian Belgium N.V.                                         Belgium
Varian Canada Inc.                                          Canada
Varian Chrompack International B.V.                         The Netherlands
Varian Deutschland GmbH                                     Germany
Varian FSC, Inc.                                            Barbados
Varian Gessellschaft mbH                                    Austria
Varian Holdings (Australia) Pty. Limited                    Australia
Varian Iberica S.L.                                         Spain
Varian India Pvt. Ltd.                                      Delaware
Varian Industria E. Comercio Limitada                       Brazil
Varian Instruments of Puerto Rico, Inc.                     Delaware
Varian Inter-American Corp.                                 California
Varian Limited                                              United Kingdom
Varian S.A.                                                 France
Varian S.A.                                                 Mexico
Varian S.p.A.                                               Italy
Varian Technologies Asia, Ltd.                              Delaware
Varian Technologies China, Ltd.                             Delaware
Varian Technologies Japan, Ltd.                             Delaware
Varian Technologies Korea, Ltd.                             Korea
Varian Technologies, C.A.                                   Venezuela








All of the above subsidiaries are included in the Company's consolidated financial statements. The names of certain consolidated subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.